Exhibit 10.33

GUARANTY OF COMPLETION AND PERFORMANCE

Principal $1,350,000.00	Loan Date 05-11-2012	Maturity 05-01-2017	Loan No 5051014	Call / Coll	Account	Officer CB	Initials
References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Superior Drilling Products of California, LLC 2221 North 3250 West Vernal, UT 84078	Lender:	US Employment Development Lending Center, LLC 1 World Trade Center, Suite 1870 Long Beach, CA 90831

Guarantor:	Superior Drilling Products of California, LLC; Superior Drilling Products, LLC; Annette D. Meier; and Gilbert Troy Meier 2221 North 3250 West Vernal, UT 84078

THIS GUARANTY OF COMPLETION AND PERFORMANCE (“Guaranty”) is made as of May 11, 2012, by Superior Drilling Products of California, LLC; Superior Drilling Products, LLC; Annette D. Meier; and Gilbert Troy Meier (“Guarantor”) to and for the benefit of US Employment Development Lending Center, LLC (“Lender”).

THE LOAN. Borrower proposes to borrow from Lender the principal amount of One Million Three Hundred Fifty Thousand & 00/100 Dollars ($1,350,000.00) pursuant to the terms and conditions of the Construction Loan Agreement. As a condition and inducement to making the Loan, Borrower has requested that Guarantor duly execute and deliver this Guaranty guaranteeing the lien-free completion of the construction of the Project and the performance of other covenants, which are all considered by Lender to be material regarding Lender's decision to make the Loan.

GUARANTY. Guarantor hereby unconditionally and absolutely warrants and guarantees to Lender that: (a) construction of the Project shall be commenced and shall be substantially completed within the time limits set forth in the Construction Loan Agreement; (b) the Project shall be constructed and completed in accordance with the Loan Documents and the Plans and Specifications, without substantial deviation there from unless approved by Lender in writing; (c) except for Lender's security agreements, the Project will be constructed and completed free and clear of all liens and encumbrances, including without limitation all mechanics' liens, materialmen’s liens, and equitable liens; and (d) all costs of constructing the Project will be paid when due, and no stop notices shall be served on Lender.

OBLIGATIONS OF GUARANTOR UPON EVENT OF DEFAULT. Should an Event of Default (as defined in any Construction Loan Agreement) occur or if the Project shall not be constructed and completed as provided above, Guarantor shall: (a) diligently proceed to cure such default and procure completion of the Project at Guarantor's sole cost and expense; (b) fully pay and discharge all Claims for labor performed and material and services furnished in connection with the construction of the Project; and (c) pay such amounts as may be necessary to release and discharge all Claims of stop notices, mechanics' liens, materialmen’s liens, and equitable liens, if any, that may come into existence in connection with the construction of the Project.

NATURE OF GUARANTY. This Guaranty is an original and independent Obligation of Guarantor, separate and distinct from Borrower’s obligations to Lender under the Loan Documents. The obligations of Guarantor to Lender under this Guaranty are direct and primary, regardless of the validity or enforceability of the Loan Documents. This Guaranty is for the benefit of Lender, and is not for the benefit of any third party. This Guaranty shall continue until (A) the Project has been completed, free and clear of all liens and encumbrances as provided above, and (B) all obligations of Guarantor to Lender under this Guaranty have been performed in full.

GUARANTOR’S AUTHORIZATION TO LENDER. Guarantor authorizes Lender, without notice or demand and without lessening Guarantor’s liability under this Guaranty, from time to time: (a) to make or approve changes to the Plans and Specifications; (b) to make modifications to the Construction Loan Agreement and the other Loan Documents; (c) to make one or more additional secured or unsecured loans to Borrower; (d) to repeatedly alter, compromise, renew, extend, accelerate, or otherwise change the time for payment or other terms of the Loan or any part of the Loan, including increases and decreases of the rate of interest on the Loan; extensions may be repeated and may be for longer than the original loan term; (e) to take and hold security for the payment of the Loan or this Guaranty, and exchange, enforce, waive, and release any such security, with or without the Substitution of new collateral; (f) to release, substitute, agree not to sue, or deal with any one or more of Borrower’s sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; (g) to determine how, when, and what application of payments and credits shall be made on the Loan; (h) to apply such security and direct the order or manner of sale thereof, including without limitation, any nonjudicial sale permitted by the terms of the controlling security agreement or deed of trust, as Lender in Lender’s discretion may determine; (i) to sell, transfer, assign or grant participations in all or any part of the Loan; and (j) to assign or transfer this Guaranty in whole or in part.

GUARANTOR’S REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Lender that: (a) no representations or agreements of any kind have been made to Guarantor which would limit or qualify in any way the terms of this Guaranty; (b) this Guaranty is executed at Borrower’s request and not at the request of Lender to induce Lender to disburse the Loan to Borrower pursuant to the terms of the Loan Documents and that Lender would not make and disburse the Loan to Borrower pursuant to the Loan Documents were it not for the execution and delivery of this Guaranty; (c) Guarantor has not and will not, without the prior written consent of Lender, sell, lease, assign, encumber, hypothecate, transfer, or otherwise dispose of all or substantially all of Guarantor’s assets, or. any interest therein; (d) neither the execution nor the delivery of this Guaranty nor compliance with the terms hereof will conflict with or result in the breach of any law or Statute, will constitute a breach or default under any agreement or instrument to which Guarantor may be a party, or will result in the creation or imposition of any charge or lien upon any property or assets of Guarantor; (e) Lender has made no representation to Guarantor as to the creditworthiness of Borrower; (f) the most recent financial statements of Guarantor heretofore delivered to Lender are true and correct in all material respects and fairly present the financial condition of Guarantor as of the respective dates thereof, and no material adverse change has occurred in the financial condition of Guarantor since the date of the most recent financial statements; and (g) Guarantor has established adequate means of obtaining from Borrower on a continuing basis information regarding Borrower’s financial condition. Guarantor agrees to keep adequately informed from such means of any facts, events, or circumstances which might in any way affect Guarantor’s risks under this Guaranty, and Guarantor further agrees that, absent a request for Information, Lender shall have no obligation to disclose to Guarantor any Information or documents acquired by Lender in the course of its relationship with Borrower.

GUARANTOR’S WAIVERS. Except as prohibited by applicable law, Guarantor waives any right to require Lender to (A) make any presentment, protest, demand, or notice of any kind, including notice of change of any terms of repayment of the indebtedness, default by Borrower or any other guarantor or surety, any action or nonaction taken by Borrower, Lender, or any other guarantor or surety of Borrower, or the creation of new or additional indebtedness; (B) proceed against any person, including Borrower, before proceeding against Guarantor; (C) proceed against any collateral for the indebtedness, including Borrower’s collateral, before proceeding against Guarantor; (D) apply any payments or proceeds received against the Indebtedness in any order; (E) give notice of the terms, time, and place of any sale of the collateral pursuant to the Uniform Commercial Code or any other law governing such sale; (F) disclose any information about the Indebtedness, the Borrower, the collateral, or any other guarantor or surety, or about any action or nonaction of Lender; or (G) pursue any remedy or course of action in Lenders power whatsoever.

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Guarantor also waives any and all rights or defenses arising by reason of (H) any disability or other defense of Borrower, any other guarantor or surety or any other person; (I) the cessation from any cause whatsoever, other than payment in full, of the Indebtedness; (J) the application of proceeds of the Indebtedness by Borrower for purposes other than the purposes understood and intended by Guarantor and Lender; (K) any act of omission or commission by Lender which directly or indirectly results in or contributes to the discharge of Borrower or any other guarantor or surety, or the Indebtedness, or the loss or release of any collateral by operation of law or otherwise; (L) any statute of limitations in any action under this Guaranty or on the Indebtedness; or (M) any modification or change in terms of the Indebtedness, whatsoever, including without limitation, the renewal, extension, acceleration, or other change in the time payment of the Indebtedness is due and any change in the interest rate, and including any such modification or change in terms after revocation of this Guaranty on Indebtedness incurred prior to such revocation. Until all Indebtedness is paid in full, Guarantor shall have no right of Subrogation, and Guarantor waives any defense Guarantor may have based upon any election of remedies by Lender which limits or destroys Guarantor’s Subrogation rights or Guarantor’s rights to seek reimbursement from Borrower or any other guarantor or surety, including without limitation, any loss of rights Guarantor may suffer by reason of any rights or protections of Borrower in connection with any anti-deficiency laws or other laws limiting or discharging the Indebtedness or Borrower’s obligations (including, without limitation, Sections 726, 580b, and 580d of the California Code of Civil Procedure). Until all Indebtedness is paid in full, Guarantor waives any right to enforce any remedy Lender may have against Borrower or any other guarantor, surety, or other person, and further, Guarantor waives any right to participate in any collateral for the Indebtedness now or hereafter held by Lender.

GUARANTOR’S UNDERSTANDING WITH RESPECT TO WAIVERS. Guarantor warrants and agrees that each of the waivers set forth above is made with Guarantor’s full knowledge of Guarantor’s significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law.

RIGHTS AND REMEDIES. If Guarantor shall fail to perform, promptly as provided in this Guaranty, Lender shall have the following rights and remedies:

Perform Work. Lender, at its option, but without any Obligation to do so, may proceed to perform on behalf of Guarantor any and all work on the Project and to pay any costs incurred in connection with the work. Guarantor, upon Lender’s demand, shall promptly pay to Lender all such sums expended together with interest thereon at the interest rate set forth in the Note.

Cure Defaults. Lender, at its option, but without any Obligation to do so, may sure any defaults, including without limitation, paying any unpaid bills and liens, including without limitation those for construction, labor, and materials. Guarantor, upon Lender’s demand. shall promptly pay to Lender all such sums expended together with interest thereon at the interest rate set forth in the Note.

Specific Performance. From time to time and without first requiring performance on the part of Borrower and without being required to exhaust any security held by Lender for the Loan, to require Guarantor specifically to perform Guarantor’s obligations under this Guaranty, by action at law or in equity or both, and further, to collect in any such action, compensation for all loss, cost, damage, injury and expense sustained or Incurred by Lender as a direct or indirect consequence of Borrower’s or Guarantor’s failure to perform, with Interest thereon at the interest rate set forth In the Note.

Other Rights and Remedies. In addition, Lender shall have and may exercise any or all of the rights and remedies it may have available at law, in equity, or otherwise.

SUBORDINATION OF BORROWER’S DEBTS TO GUARANTOR. Guarantor agrees that the Loan, whether now existing or hereafter created, shall be superior to any claim that Guarantor may now have or hereafter acquire against Borrower, whether or not Borrower becomes insolvent. Guarantor hereby expressly subordinates any claim Guarantor may have against Borrower, upon any account whatsoever, to any claim that Lender may now or hereafter have against Borrower. In the event of insolvency and consequent liquidation of the assets of Borrower, through bankruptey, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Borrower applicable to the payment of the claims of both Lender and Guarantor shall be paid to Lender and shall be first applied by Lender to the Loan. Guarantor does hereby assign to Lender all claims which it may have or acquire against Borrower or against any assignee or trustee in bankruptey of Borrower; provided however, that such assignment shall be effective only for the purpose of assuring to Lender full payment in legal tender of the Loan. If Lender so requests, any notes or credit agreements now or hereafter evidencing any debts or obligations of Borrower to Guarantor shall be marked with a legend that the same are subject to this Guaranty and shall be delivered to Lender. Guarantor agrees, and Lender is hereby authorized, in the name of Guarantor, from time to time to file financing statements and continuation statements and to execute documents and to take such other actions as Lender deems necessary or appropriate to perfect, preserve and enforce its rights under this Guaranty.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Guaranty:

Amendments. This Guaranty, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Guaranty. No alteration of or amendment to this Guaranty shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys Fees; Expenses. Guarantor agrees to pay upon demand all of Lender’s costs and expenses, including Lender’s attorneys’ fees and Lender’s legal expenses, incurred in connection with The enforcement of this Guaranty. Lender may hire or pay someone else to help enforce this Guaranty, and Guarantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys fees and legal expenses for bankruptey proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Guarantor also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings. Caption headings in this Guaranty are for convenience purposes only and are not to be used to interpret or define the provisions of this Guaranty.

Governing Law. This Guaranty will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions.

Choice of Venue. If there is a lawsuit, Guarantor agrees upon Lender’s request to submit to the jurisdiction of the courts of Los Angeles County, State of California.

Joint and Several Liability. All obligations of Guarantor under this Guaranty shall be joint and several, and all references to Guarantor shall mean each and every Guarantor. This means that each Guarantor signing below is responsible for all obligations in this Guaranty. Where any one or more of the parties is a corporation, partnership, limited liability company or similar entity, it is not necessary for Lender to inquire into the powers of any of the officers, directors, partners, members, or other agents acting or purporting to act on the entity’s behalf, and any obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

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No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Guaranty unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Guaranty shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that Provision or any other Provision of this Guaranty. No prior waiver by Lender, nor any course of dealing between Lender and Guarantor, shall constitute a waiver of any of Lender’s rights or of any of Guarantor’s obligations as to any future transactions. Whenever the consent of Lender is required under this Guaranty, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices. Any notice required to be given under this Guaranty shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight Courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Guaranty. Any party may change its address for notices under this Guaranty by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Guarantor agrees to keep Lender informed at all times of Guarantor’s current address, Unless otherwise provided or required by law, if there is more than one Guarantor, any notice given by Lender to any Guarantor is deemed to be notice given to all Guarantors.

Interpretation. In all cases where there is more than one Guarantor, then all words used in this Guaranty in the singular shall be deemed to have been used in the plural where the context and construction so require; and where there is more than one Guarantor named in this Guaranty or when this Guaranty is executed by more than one, the words “Guarantor” shall mean all and any one or more of them. Reference to the phrase “Guarantor” includes the heirs, successors, assigns, and transferees of each of them.

Severability. If a court of competent jurisdiction finds any provision of this Guaranty to be illegal, invalid, or unenforceable as to any person or circumstance, that finding shall not make the offending Provision illegal, invalid, or unenforceable as to any other person or circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Guaranty. Unless otherwise required by law, the illegally, invalidity, or unenforceability of any provision of this Guaranty shall not affect the legality, validity or enforceability of any other Provision of this Guaranty.

Successors and Assigns. Subject to any limitations stated in this Guaranty on transfer of Guarantor’s interest, this Guaranty shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes Vested in a person other than Guarantor, Lender, without notice to Guarantor, may deal with Guarantor’s successors with reference to this Guaranty and the Loan by way of forbearance or extension without releasing Guarantor from the obligations of this Guaranty or liability under the Loan.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Guaranty. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Guaranty shall have the meanings attributed to such terms in the Uniform Commercial Code:

Borrower. The word “Borrower” means Superior Drilling Products of California, LLC and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Collateral. The word “Collateral” means all of Guarantor’s right, title and Interest in and to all the Collateral as described in the Collateral Description section of this Guaranty.

Guarantor. The word “Guarantor” means everyone signing this Guaranty, including without limitation Superior Drilling Products of California, LLC; Superior Drilling Products, LLC; Annette D. Meier; and Gilbert Troy Meier, and in each case, any signer’s successors and assigns.

Guaranty. The word “Guaranty” means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Note.

Lender. The word “Lender” means US Employment Development Lending Center, LLC, its successors and assigns.

Loan. The word “Loan” means the loan made to Borrower under the Construction Loan Agreement and the Loan Documents as described below.

Note. The word “Note” means the Note executed by Superior Drilling Products of California, LLC in the principal amount of $1,350,000.00 dated May 11, 2012, together with all renewals of, extensions of, modifications of, refinancing of, consolidations of, and substitutions for the note or credit agreement.

Plans and Specifications. The words “Plans and Specifications” mean the plans and specifications for the Project which have been submitted to and initialed by Lender, together with such changes and additions as may be approved by Lender in writing.

Project. The word “Project” means the construction, renovation, or other work on the improvements as set forth in the Plans and Specifications. The Project includes the following work:

To construct improvements on the real property commonly known as 1140 Black Gold Road, Bakersfield, CA 93308.

Related Documents. The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan.

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EACH UNDERSIGNED GUARANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS GUARANTY AND AGREES TO ITS TERMS. IN ADDITION, EACH GUARANTOR UNDERSTANDS THAT THIS GUARANTY IS EFFECTIVE UPON GUARANTOR’S EXECUTION AND DELIVERY OF THIS GUARANTY TO LENDER. NO FORMAL ACCEPTANCE BY LENDER IS NECESSARY TO MAKE THIS GUARANTY EFFECTIVE. THIS GUARANTY IS DATED MAY 11, 2012.

GUARANTOR:

SUPERIOR DRILLING PRODUCTS OF CALIFORNIA, LLC

By:	/s/ Annette D. Meier
Annette D. Meier, Manager of Superior Drilling Products of California, LLC

SUPERIOR DRILLING PRODUCTS, LLC

By:	/s/ Annette D. Meier
Annette D. Meier, Manager of Superior Drilling Products of California, LLC

x	/s/ Annette D. Meier	x	/s/ Gilbert Troy Meier
	Annette D. Meier, Individually		Gilbert Troy Meier, individually

LENDER:

US EMPLOYMENT DEVELOPMENT LENDING CENTER, LLC

x
Authorized Signer

LASER PRO Lending, Ver. 5.60.00.005 Copr. Harland Financial Solutions, Inc. 1997, 2012. All Rights Reserved. - CA C:\HARLANDLP\CFI\LPL\G14.FC TR-128 PR-20